CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the references to our firm under the captions "Financial Highlights" in the Prospectus and "Independent Registered Public Accounting Firm" and "Financial Statements" in the Statement of Additional Information of Neuberger Berman Institutional Cash Fund in Pre-Effective Amendment Number 1 to the Registration Statement (Form N-1A, No. 333-120168) of Neuberger Berman Institutional Liquidity Series and to the incorporation by reference of our report dated December 3, 2004, with respect to the financial statements and financial highlights of Neuberger Berman Institutional Cash Fund, a series of Neuberger Berman Income Funds, included in the October 31, 2004 Annual Report of Neuberger Berman Income Funds in the Statement of Additional Information of Neuberger Berman Institutional Cash Fund , a series of Neuberger Berman Institutional Liquidity Series.


                                                   /s/ Ernst & Young LLP

                                                   ERNST & YOUNG LLP

Boston, Massachusetts
December 22, 2004